Exhibit 99.1

                             TIMBERLAND BANCORP, INC.

 Certification of Principal Executive Officer Pursuant to 31 CFR Section 30.15

    I, Michael R. Sand, the President and Chief Executive Officer of Timberland Bancorp, Inc. (the "Company"), certify, based on my knowledge, that the Company's TARP period began on December 23, 2008, and during the Company's fiscal year ended September 30, 2010, the Compensation Committee met on December 22, 2009, and September 30, 2010 and reviewed with the Company's senior risk officers all incentive compensation plans and arrangements for senior executive officers and made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company and further certify, based on my knowledge:

    (i) The Company's Compensation Committee has discussed, reviewed, and evaluated with senior risk officers at least two times during the Company's most recently completed fiscal year that was a TARP period, the senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to the Company;

    (ii) The Company's Compensation Committee, has identified and limited during any part of the most recently fiscal year that was a TARP period the features in the SEO compensation plans that could lead SEOS to take unnecessary and excessive risks that could threaten the value of the Company and identified any features in the employee compensation plans that pose risks to the Company and limited those features to ensure that the Company is not unnecessarily exposed to risks;

    (iii) The Company's Compensation Committee has reviewed, at least two times during the Company's most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee and has limited any such features;

    (iv) The Company's Compensation Committee will certify to the reviews of the SEO compensation plans and employee compensation plans required under
(i) and (iii) above;

    (v) The Company's Compensation Committee will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in:

            (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company;

            (B) Employee compensation plans that unnecessarily expose the Company to risks; and

            (C) Employee compensation plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;

    (vi) The Company has required that bonus payments to the SEOs and any of the next twenty most highly compensated employees, as defined by the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or "clawback" provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

    (vii) The Company has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO and any of the next five most highly compensated employees during any part of the Company's most recently completed fiscal year that was a TARP period;

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    (viii)    The Company has limited bonus payments to its applicable
employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the Company's most recently completed fiscal year that was a TARP period;

    (ix) The Company and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the Company's most recently completed fiscal year that was a TARP period, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

    (x) The Company will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the Company's most recently completed fiscal year that was a TARP period;

    (xi) The Company will disclose the amount, nature, and justification for the offering during any part of the Company's most recently completed fiscal year that was a TARP period of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (viii);

    (xii) The Company will disclose whether the Company, the board of directors of the Company, or the Company's Compensation Committee has engaged during any part of the Company's most recently completed fiscal year that was a TARP period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

    (xiii) The Company has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the Company's most recently completed fiscal year that was a TARP period;

    (xiv) The Company has substantially complied with all other requirements related to employee compensation that are provided in the agreement between the Company and Treasury, including any amendments;

    (xv) The Company has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year ended September 30, 2011, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title and employer of each SEO and most highly compensated employee identified; and

    (xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001).



Date: December 10, 2010           By: /s/Michael R. Sand
                                      -------------------------------------
                                      Michael R. Sand
                                      President and Chief Executive Officer

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